UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 19, 2006

                          TRACEGUARD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           Nevada                    000-50329                  98-0370398
(State or Other Jurisdiction     (Commission File            (I.R.S. Employer
       of Incorporation)              Number)             Identification Number)

             330 Madison Avenue, 9th Floor, New York, New York 10017
               (Address of principal executive offices) (zip code)

                                (972) 545 331 221
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

                Zeev Sherf Streeet #14, Jerusalem, Israel 97842
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On January 19, 2005, we completed a private placement offering of 1,607,836 units, each "unit" comprising one share of our common stock and two common share purchase warrants each for a share of our common stock for an aggregate purchase price of $1,125,487.00. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      On December 5, 2005, we completed a private placement offering of 428,570 units, each "unit" comprising one share of our common stock and two common share purchase warrants each for a share of our common stock for an aggregate purchase price of $300,000.00. The aforementioned securities were sold in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended and represented less than 5% of our outstanding shares of common stock.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRACEGUARD TECHNOLOGIES, INC.


Dated: January 25, 2006                 By: /s/ David Ben-Yair
                                            ------------------------------------
                                            Name:    David Ben-Yair
                                            Title:   Chief Financial Officer


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